EXHIBIT 23.2

                               CONSENT OF COUNSEL

We hereby consent to the use of our name wheresoever set forth in this Registration Statement (S-8) and also to the use of our opinion letter dated September 22, 2003, which is included in this Registration Statement (S-8).

Dated: Mineola, New York
       September 22, 2003


                                        /s/ Meltzer, Lippe & Goldstein, LLP
                                        -----------------------------------
                                        Meltzer, Lippe & Goldstein, LLP


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